EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-22449 of dELiA*s Inc. on Form S-8 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1997.


DELOITTE & TOUCHE LLP
New York, New York
April 23, 1997